EXHIBIT 99.3

               UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                                  STATEMENTS


The following unaudited pro forma condensed combined statements of income for the nine months ended September 30, 1998 and the year ended December 31, 1997 and the unaudited pro forma condensed combined balance sheet as of September 30, 1998 give effect to the acquisition of Sedgwick. The purchase method of accounting has been applied to the transaction. The pro forma statements of income assume the acquisition occurred on January 1, 1997 and the pro forma balance sheet assumes the transaction occurred on September 30, 1998.

The unaudited pro forma statements of income do not include potential cost savings that may be realized as a result of the acquisition or the effect of a special charge that is expected to include, among other items, the Registrant's cost (non-goodwill) related to severance arrangements, the closing of existing facilities and the issuance of certain deferred stock units. The Registrant has indicated that it anticipates ultimately achieving gross pretax cost savings in the range of $200 million per year, over a period of years. See "Information Concerning Forward-Looking Statements".

The unaudited pro forma condensed combined financial statements have been prepared by the Registrant based upon the assumptions disclosed in the notes to the pro forma condensed combined financial statements and reflect the Registrant's expectation that it will acquire 100% of Sedgwick's issued share capital and issued convertible bonds. The unaudited pro forma financial statements presented herein are shown for illustrative purposes only and do not purport to be indicative of the results which would have been reported if the transaction had occurred on the dates indicated or which may occur in the future. The unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Registrant's Quarterly Report on Form 10-Q for the nine months ended September 30, 1998 and Annual Report on Form 10-K for the year ended December 31, 1997 and the Sedgwick financial statements included in Exhibits 99.1 and 99.2 of this Form 8-K.




                     MARSH & MCLENNAN COMPANIES, INC.
             PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
         FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)
                  (In millions, except per share figures)




                                              Historical (1)
                                    --------------------------------
                                    Marsh & McLennan Sedgwick Group,  Pro Forma   Pro Forma
                                     Companies, Inc.   as adjusted   (Adjustments  Combined
                                    ---------------- ---------------  ----------- ---------
Revenue                                  $ 5,245         $1,214       $            $6,459

Expense                                    4,160          1,282          27 (b)     5,469
                                         -------         ------       -----        ------

Operating Income (Loss)                    1,085           (68)        (27)          990

Interest, net                                (77)           (4)        (75) (c)     (156)
                                          ------          -----        ---         ------

Income (Loss) Before Income Taxes          1,008           (72)       (102)          834

Provision (Benefit) for Income Taxes         398           (19)        (26) (d)      353
                                         -------         -----         ---         ------

Net Income (Loss)                        $   610         $ (53)       $(76)          481
                                         =======         =====        ====         ======

Basic Net Income Per Share               $  2.38                                   $ 1.81
                                         =======                                   ======

Diluted Net Income Per Share             $  2.28                                   $ 1.73
                                         =======                                   ======

Average Number of Shares
  Outstanding - Basic                        256                         10 (e)       266
                                         =======                      =====        ======

Average Number of Shares
 Outstanding - Diluted                       264                         10 (e)       274
                                         =======                      =====        ======

(1)  Sedgwick's net loss for the nine months ended September 30, 1998 includes a $16 million exceptional pretax gain and a $200 million exceptional pretax charge.




See accompanying notes to pro forma condensed combined financial statements.




                     MARSH & MCLENNAN COMPANIES, INC.
             PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
             FOR THE YEAR ENDED DECEMBER 31, 1997 (UNAUDITED)
                  (In millions, except per share figures)


                                               Historical (1)
                                    --------------------------------
                                    Marsh & McLennan Sedgwick Group,  Pro Forma   Pro Forma
                                     Companies, Inc.   as adjusted   (Adjustments  Combined
                                    ---------------- ---------------  ----------- ---------

Revenue                                  $6,009          $1,588        $            $7,597

Expense                                   5,264           1,436           36 (b)     6,736
                                        -------         -------        -----       -------

Operating Income (Loss)                     745             152          (36)          861

Interest, net                               (83)             (6)        (100(c)       (189)
                                        -------         -------        -----       -------


Income (Loss) Before Income Taxes           662             146         (136)          672

Provision (Benefit) for Income Taxes        263              61          (35)(d)       289
                                        -------         -------        -----       -------


Net Income (Loss)                         $ 399          $   85       $ (101)      $   383
                                          =======        ========     ======       =======

Basic Net Income Per Share                $1.63  (2)                               $  1.50
                                          =======                                  =======

Diluted Net Income Per Share              $1.59  (2)                               $  1.47
                                          =======                                  =======

Average Number of Shares
  Outstanding - Basic                        245  (2)                     10 (e)      255
                                           =======                    ======       =======


Average Number of Shares
 Outstanding - Diluted                         2  (2)                    10  (e)       261
                                           =======                    ======       =======

(1)  Marsh & McLennan's expense includes special charges amounting to $297 million for the year ended December 31, 1997.

(2) Restated to reflect the three-for-two stock split in the form of a stock distribution issued on June 26, 1998.



See accompanying notes to pro forma condensed combined financial statements.





                     MARSH & MCLENNAN COMPANIES, INC.
                PRO FORMA CONDENSED COMBINED BALANCE SHEET
                   AS OF SEPTEMBER 30, 1998 (UNAUDITED)
                         (In millions of dollars)

                                          Historical (1)
                                --------------------------------
                                Marsh & McLennan  Sedgwick Group,     Pro Forma     Pro Forma
                                 Companies, Inc.    as adjusted    Adjustments(g)   Combined
                                ----------------  ---------------  --------------  ----------

ASSETS
Current Assets:
Cash and cash equivalents          $    667          $    340        $   --          $  1,007

Receivables                           1,704               642            --             2,346
Less - allowance for doubtful
  accounts                              (68)              (54)           --              (122)
                                   --------          --------        --------        --------

Net receivables                       1,636               588               0           2,224
Prepaid dealer commissions
  current portion                       311              --              --               311
Deferred tax assets                     119                 3            --               122
Other current assets                    113                88            --               201
                                   --------          --------        --------        --------
Total current assets                  2,846             1,019            --             3,865
                                   --------          --------        --------        --------

Long-term securities                    752             1,083            --             1,835
Fixed assets, net                       934               373            --             1,307
Intangible assets                     2,822               360           1,450(h)        4,632
Prepaid dealer commissions              823              --              --               823
Other assets                            551                70            --               621

                                   --------          --------        --------        --------
                                   $  8,728          $  2,905        $  1,450        $ 13,083
                                   ========          ========        ========        ========
LIABILITIES AND STOCKHOLDERS'
EQUITY
Current liabilities:
Short-term debt                    $    480          $     44        $    200(i)     $    724
Accounts payable and accrued
  liabilities                         1,880               309            --             2,189
Accrued income taxes                    354                47            --               401
                                   --------          --------        --------        --------
      Total current liabilities       2,714               400             200           3,314
                                   --------          --------        --------        --------
Fiduciary liabilities                 2,570               571            --             3,141
Less - cash and investments
 held in a fiduciary capacity        (2,570)             (571)           --            (3,141)
                                   --------          --------        --------        --------
Long-term debt                        1,280               235           1,386(i)        2,901
                                   --------          --------        --------        --------
Other liabilities                     1,157             1,605            --             2,762
                                   --------          --------        --------        --------
Commitments and contingencies          --                --              --              --

Stockholders' equity:
Preferred stock                        --                --              --              --
Common stock                            261                91             (91)(j)         271
                                       --                --                10 (e)        --
Other stockholders' equity            3,490               574            (574)(j)       4,009
                                       --                --               519 (e)        --
                                      3,751               665            (136)          4,280
Less - treasury shares                 (174)             --              --              (174)
                                   --------          --------        --------        --------
Total stockholders' equity            3,577               665            (136)          4,106
                                   --------          --------        --------        --------
                                   $  8,728          $  2,905        $  1,450        $ 13,083
                                   ========          ========        ========        ========


See accompanying notes to pro forma condensed combined financial statements.






         NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS



A description of the adjustments reflected in the pro forma condensed combined financial statements follows:

(a) Certain amounts included in the Sedgwick consolidated statements of income (interest income, interest expense, equity in income of affiliates and minority interest in income of subsidiaries) have been reclassified to conform with the Registrant's financial statement presentation and have been presented in accordance with U.S. Generally Accepted Accounting Principles. (See note 32 of the financial statements in Exhibit 99.1 and Additional information for US investors in Exhibit 99.2) Results for the year ended December 31, 1997 and the nine months ended September 30, 1998 have been translated at(pound) = US$1.64 and(pound) = US$1.65, respectively.

(b) To reflect the incremental estimated annual goodwill amortization charge associated with the acquisition of Sedgwick (the
      "acquisition"). Goodwill is estimated at $1.45 billion and is being amortized over a forty-year period.

(c) To record the additional annual interest expense associated with the estimated $1.586 billion of incremental debt that is expected to be incurred by the Registrant as a result of the acquisition. The assumed interest rate of 6.31% represents the weighted average interest rate of the expected incremental debt based on prevailing rates. The actual interest rate may vary from the assumed rate. The annual effect on pretax income of a one-eighth percent variance in this rate is $2.0 million.

(d) To record the tax effect of the pro forma adjustments related to the additional annual interest expense. The assumed tax rate of 35% represents the federal tax benefit on the estimated incremental interest expense. The Registrant does not anticipate any state and local tax benefit on this interest expense.

(e) To reflect the issuance of $529 million (10 million shares) of the Registrant's $1 par value common stock representing the estimated portion of the acquisition cost to be financed through equity.

(f) Certain amounts included in the Sedgwick consolidated balance sheet have been reclassified to conform with the Registrant's financial statement presentation. In particular, fiduciary cash and investments of $571 million have been offset against the related liabilities and presented in the liability section of the balance sheet. In addition, receivables and payables for uncollected premiums and claims are presented in footnote disclosure in the Registrant's financial statements. The balance sheet has been translated at(pound) = US$1.70.

(g) The Registrant's management is in the preliminary stages of identifying the impact of purchase related matters, principally related to severance, duplicative real estate, and adjustments of asset and liability balances to fair values. The preliminary estimate of these purchase related matters of $600 million and the related income tax benefit of $210 million, which may differ from the final resolution of such items, are not included in the pro forma financial statements.

(h) Represents the excess of the $2.115 billion acquisition consideration over the $665 million acquired net assets of Sedgwick. The Registrant's management is in the process of, but has not completed, identifying intangibles or fair values of assets acquired and liabilities assumed. Since there are no known adjustments at this time, the fair values of assets and liabilities are assumed to be the carrying values on the Sedgwick balance sheet and the excess of the acquisition consideration over the acquired net assets has been allocated to goodwill. The preliminary purchase price allocation to the underlying assets and liabilities of Sedgwick, including goodwill, is subject to further refinement as the Registrant's management continues to review the estimated fair values of the assets acquired and the liabilities assumed. The final purchase price allocation could be materially different from this preliminary allocation.

(i) To reflect the incremental debt assumed to be incurred to finance $1.586 billion of the acquisition.

(j) To record the elimination of $665 million of Sedgwick stockholders' equity.